UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                 July 2, 2002


                              SONORAN ENERGY, INC.
                    (Formerly Showstar Online.com, Inc.)
          (Exact name of registrant as specified in its charter)




   Washington                                               13-4093341
(State of Incorporation)     (Commission File No.)      (I.R.S. Employer
                                                      Identification Number)


                           c/o Corporate House
                        320 - 1100 Melville Street
                         Vancouver, B.C. V6E 4A6
                 (Address of principal executive offices)

                             (604) 599-1825
           (Registrant's telephone number, including area code)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

The Company today announced that it has completed an Asset Purchase and Sale Agreement with Red Butte Financial Inc. The Agreement gives Sonoran the rights to Red Butte's oil and gas assets, specifically its contracts with Archer Explorations, Inc. to pursue opportunities in Northern California. The Agreement includes the acquisition of a two percent (2%) net working interest in the Franklin Prospect, a Sacramento Valley gas play in Northern California As per the terms of the Agreement Sonoran Energy will issue 1,750,000 restricted shares of its common stock in exchange for the acquired assets.

The Company also incorporates by reference herein the matters announced in its press release dated July 16, 2002, which is filed as Exhibit 99 to this Current Report on Form 8-K

ITEM 5.   OTHER EVENTS.

On July 2, 2002, Sonoran Energy, Inc. (the "Company") converted $436,328.36 of debt to equity by issuing 2,045,300 shares. The debt converted included trade payables, related party debt, accrued expense and loans.

ITEM 7.   EXHIBITS.

Exhibit 99. Press Release of Sonoran Energy, Inc. (formerly Showstar Online.com, Inc.) dated July 16, 2002.

                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SONORAN ENERGY, INC.

Date: July 16, 2002                 By:   /s/ John Punzo
                                       ----------------------------
                                       John Punzo, President


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                               INDEX TO EXHIBITS
================================================================================

EXHIBIT NUMBER     DESCRIPTION
--------------------------------------------------------------------------------


99.          Press release dated July 16, 2002.


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